ARTICLES OF INCORPORATION

                                       OF

                          LEGG MASON VALUE TRUST, INC.

         FIRST: I, Richard J. Himelfarb, whose post office address is 100 South Charles Street, Baltimore, Maryland 21201, being more than eighteen years of age, do under any by virtue of the General Laws of the State of Maryland authorizing the formation of corporations, associate myself as incorporator with the intention of forming a corporation.

         SECOND: Name. The name of the corporation (hereinafter called the "Corporation") is LEGG MASON VALUE TRUST, INC.

         THIRD: Corporate Purposes. The purposes for which the Corporation is formed and the business or objects to be transacted, carried on and promoted by it, are as follows:

                  (1) To hold, invest and reinvest its funds, and in connection therewith to hold part or all of its funds in cash, and to purchase or otherwise acquire, hold for investment or otherwise, sell, assign, negotiate, transfer, lend, trade in, deal in, pledge, exchange or otherwise dispose of or turn to account or realize upon, Securities (which term "Securities: shall for the purposes of this Article, without limitation of the generality thereof, be deemed to include any stocks, shares, bonds, debentures, notes, bills, or other evidence of indebtedness, negotiable or non-negotiable instruments, certificates of deposit, bankers' acceptances, fixed time deposits, letters of credit, commercial paper, finance paper, repurchase and reverse repurchase agreements, mortgages or other obligations, and any certificates, receipts, warrants, options or other instruments representing rights to receive, purchase or subscribe for the same, or evidencing or representing any other rights or interests therein or with respect thereto, or in any property or assets) created or issued by any persons, firms, associations, partnerships, corporations, syndicates, banks, savings


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         institutions, combinations, organizations, governments, or subdivisions, agencies, or instrumentalities thereof; and to exercise, as owner or holder of any Securities, all rights, powers and privileges in respect thereof; and to do any and all acts and things for the preservation, protection, improvement and enhancement in value of any and all Securities;

                  (2) To acquire (by purchase, lease or otherwise) and to hold, use, maintain, develop and dispose of (by sale or otherwise) any property, real or personal, and any interest therein;

                  (3) To borrow money and issue notes or other evidences of indebtedness;

                  (4) To issue and sell shares of its own capital stock in such amounts and on such terms and conditions, for such purposes and for such amount or kind of consideration (including, without limitation thereof, Securities), as its Board of Directors may determine and without the need for stockholder approval, and as now or hereafter permitted by the laws of Maryland and by these Articles of Incorporation; provided, however, that the consideration per share to be received by the Corporation upon the sale of any shares of its capital stock shall not be less than the net asset value per share of such capital stock outstanding at the time as of which the computation of such net asset value shall be made in accordance with the provisions of Article NINTH;

                  (5) To purchase or otherwise acquire, hold, dispose of, resell, transfer, reissue or cancel (all without the vote or consent of the stockholders of the Corporation) shares of its capital stock, in any manner and to the extent now or hereafter permitted by the laws of Maryland and by these Articles of Incorporation;

                  (6) To conduct its business in all its branches and exercise any or all of its corporate rights and powers at one or more offices in Maryland and elsewhere in any part of the world, without restriction or limit as to extent;

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                  (7) to do any and all such further acts and things and to
         exercise any and all such further powers as may be necessary, incidental, relative, conducive, appropriate or desirable for the accomplishment, carrying out or attainment of all or any of the foregoing purposes or objects.

                  The foregoing objects and purposes shall, except as otherwise expressly provided, be in no way limited or restricted by reference to, or inference from, the terms of any other clause of this or any other Article of these Articles of Incorporation, and shall each be regarded as independent, and construed as powers as well as objects and purposes, and the enumeration of specific purposes, objects and powers shall not be construed to limit or restrict in any manner the meaning of general terms or the general powers of the Corporation now or hereafter conferred by the laws of Maryland.

         FOURTH: Address and Resident Agent: The post office address of the place at which the principal office of the Corporation in the State of Maryland will be located is 7 East Redwood Street, Baltimore, Maryland 21203.

         The Corporation's resident agent is Charles A. Bacigalupo, 7 East Redwood Street, Baltimore, Maryland 21203. Said resident agent is a citizen of the State of Maryland and actually resides therein.

         FIFTH: Capital Stock. (1) The total number of shares of capital stock which the Corporation shall have authority to issue is 100,000,000 shares of common Stock, of the par value of one tenth of one cent ($0.001) per share and of the aggregate par value of $100,000.00. The Board of Directors of the Corporation is authorized to classify or reclassify any unissued stock of the Corporation from time to time by setting or changing the preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of such stock.

                           (2) (a) At all meetings of stockholders each stockholder of the Corporation shall be entitled to one vote for each share of stock standing in his name on the books of the Corporation on the date, fixed in accordance with the By-Laws, for determination of stockholders entitled to vote at such meeting. Any fractional share shall carry proportionately all the rights of a whole share, including the right to vote and the right to

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         receive dividends. The presence in person or by proxy of the holders of one-third of the shares of capital stock of the Corporation outstanding and entitled to vote thereat shall constitute a quorum at any meeting of the shareholders. If at any meeting of the shareholders there shall be less than a quorum present, the shareholders present at such meeting may, without further notice, adjourn the same from time to time until a quorum shall attend, but no business shall be transacted at any such adjourned meeting except such as might have been lawfully transacted had the meeting not been adjourned.

                           (b) Each holder of the capital stock of the Corporation, upon request to the Corporation in such form as the Board of Directors may determine, accompanied by surrender of any stock certificate or certificates which may have been issued for such stock, in proper form for transfer, shall be entitled to require the Corporation to redeem all or any part of the shares of capital stock standing in the name of such holder on the books of the Corporation, at the net asset value of such shares. The method of computing such net asset value, the time as of which such net asset value shall be computed and the time within which the Corporation shall make payment therefor shall be determined as hereinafter provided in Article NINTH of these Articles of Incorporation. Notwithstanding the foregoing, the Board of Directors of the Corporation may suspend the right of the holders of the capital stock of the Corporation to require the Corporation to redeem shares of such capital stock

                                    (i) for any period (A) during which the New
                  York Stock Exchange is closed other than the customary weekend and holiday closings, or (b) during which trading on the New York Stock Exchange is restricted;

                                    (ii) for any period during which an
                  emergency, as defined by rules of the Securities and Exchange Commission or any successor thereto, exists as a result of which (A) disposal by the

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                  Corporation of securities owned by it is not reasonably
                  practicable, or (B) it is not reasonably practicable for the Corporation fairly to determine the value of its net assets; or

                                    (iii) for such other periods as the
                  Securities and Exchange Commission or any successor thereto may order permit for the protection of security holders of the Corporation.

                           (c) The Corporation shall have the right to require the redemption of all shares of capital stock owned or held by any one stockholder and having an aggregate per share net asset value, as determine at any time, of $500.00 or less; provided, that the Corporation shall give any such stockholder at least 60 days' notice of the effective date of such redemption. If, prior to the effective date of such redemption, the aggregate per share net asset value of the shares owned or held by such stockholder shall increase to $500.00 or more, the redemption shall automatically be cancelled.

                           (d) The Corporation shall also have the right to require the redemption of any shares of capital stock, or to reject any order for the purchase of shares or refuse to give effect on the Corporation's books to the transfer of its shares, if at any time or times, in the opinion of the Board of Directors, the concentration in the ownership of the Corporation's shares of capital stock might cause the Corporation to be deemed a personal holding company within the meaning of the Internal Revenue Code, as then in effect.

                           (e) All shares of the capital stock of the Corporation now or hereafter authorized shall be subject to redemption and be redeemable, in the sense used in the General Law of the State of Maryland authorizing the formation of corporations, at the redemption price for any such shares, determined in the manner set out in these Articles of Incorporation or in any amendment thereto. In the

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         absence of any specification by the Board of Directors as to the purposes for which shares of the capital stock of the Corporation are redeemed or repurchased by it, all shares so redeemed or repurchased shall be deemed to be acquired for retirement in the sense contemplated by the laws of the State of Maryland and the number of the authorized shares of the capital stock of the Corporation shall not be reduced by the number of any shares redeemed or repurchased by it.

                  (3) Notwithstanding any provision of the laws of Maryland requiring a greater proportion than a majority of the votes of all classes or of any class of stock entitled to be cast, to take or authorize any action, any such action may nevertheless be taken or authorized upon the concurrence of a majority of the aggregate of the votes entitled to be cast thereon by the stockholders of the Corporation and any action taken or authorized in accordance with this provision of this Article FIFTH shall be valid and effective.

                  (4) No holder of stock of the Corporation shall, as such holder, have any right to purchase or subscribe for any shares of the capital stock of the Corporation of any class which it may issue or sell (whether out of the number of shares authorized by these Articles of Incorporation, or out of any shares of the capital stock of the Corporation acquired by it after the issue thereof, or otherwise) or for any obligations convertible into any such stock, other than such right, if any, as the Board of Directors, in its discretion, may determine.

                  (5) All persons who shall acquire stock in the Corporation shall acquire the same subject to the provisions of these Articles of Incorporation.

         SIXTH: Board of Directors. The number of directors of the Corporation shall be three, and the names of those who shall act as such until the first annual meeting of stockholders or until their successors are duly chosen and qualified are as follows:

                           Raymond A. Mason
                           Edmund J. Cashman
                           Kenneth S. Battye

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                  However, the By-Laws of the Corporation may fix the number of directors at a number greater than that named in these Articles of Incorporation and may authorize the Board of Directors, by the vote of a majority of the entire Board of Directors, to increase or decrease the number of directors fixed by these Articles of Incorporation or by the By-Laws within a limit specified in the By-Laws, provided that in no case shall the number of directors be less than three, and to fill the vacancies created by any such increase in the number of directors. Unless otherwise provided by the By-Laws of the Corporation, the directors of the Corporation need not be stockholders therein.

                  SEVENTH: Indemnification. The Corporation shall indemnify its present and past directors, officers, employees, and agents, and persons who are serving or have served at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or enterprise, to the maximum extent permitted by applicable law, in such manner as may be provided in the By-Laws; provided, that no director or officer of the Corporation shall be indemnified against any liability to the Corporation or its stockholders to which he would otherwise by subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. The Corporation may purchase insurance against any liability which may be asserted against or incurred by any director or officer in such capacity or arising out of his status as such (whether or not indemnification with respect to such liability is permitted under these Articles of Incorporation or any provision of law), as the Board of Directors may determine.

                  EIGHTH: Miscellaneous. The following provisions are hereby adopted for the purpose of defining, limiting and regulating the powers of the Corporation and of the directors and stockholders.

                           (1) The By-Laws of the Corporation may divide the directors of the Corporation into classes and prescribe the tenure of the office of the several classes, but no class shall be elected for a period shorter than that from the time of the election following the division into classes until the next annual meeting and thereafter for a period shorter than the interval between annual meetings or for a longer period than five years, and the term of office of a least one class shall expire each

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         year. Notwithstanding the foregoing, no such division into class shall be made prior to the first annual meeting of stockholders of the Corporation.

                  (2) Any director may be removed at any time, with or without cause, in such lawful manner as may be provided in the Bylaws of the Corporation.

                  (3) Unless the By-Laws otherwise provide, the Board of Director of the Corporation shall have power to hold their meetings, to have an office or offices and, subject to the provisions of the laws of Maryland, to keep the books of the Corporation outside of said State at such places as may from time to time be designated by them.

                  (4) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject nevertheless, to the express provisions of the laws of Maryland, of these Articles of Incorporation and of the By-Laws of the Corporation.

                  (5) Shares of stock in other corporations shall be voted by the President or a Vice-President, or such officer or officers of the Corporation as the Board of Directors shall designate for the purpose, or by a proxy or proxies thereunto duly authorized by the Board of Directors, except as otherwise ordered by vote of the holders of a majority of the shares of the capital stock of the Corporation outstanding and entitled to vote in respect thereto.

                  (6) (a) the Corporation may enter into an investment advisory or management or supervisory contract or contracts, an exclusive or non-exclusive underwriting or distributing contract or contracts, and other contracts with any company or companies, including Legg Mason Wood Walker, Incorporated and any company which is a subsidiary or affiliate thereof, and may otherwise do business with such a company, notwithstanding that any one or more directors, officers, or employees of the Corporation may be a stockholder, director, officer, trustee, member, or employee of such company, and in the absence of fraud the Corporation and such company

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         may deal freely with each other, and no such contract or transaction between the Corporation and such company shall be invalidated or in any way affected thereby, nor shall any director, officer, or employee of the Corporation be liable to the Corporation or to any stockholder or creditor thereof or to any other person, merely by reason of such relationship, for any loss incurred by it or him under or by reason of any such contract or transaction or accountable for any profit realized directly or indirectly therefrom; provided, that nothing herein shall protect any director or officer of the Corporation against any liability to the Corporation or to its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

                           (b) The Corporation is adopting its corporate name through permission of Legg Mason Wood Walker, Incorporated; and if it shall enter into an investment advisory or management or supervisory contract with such company or any of its affiliates, as authorized herein, the Corporation shall make appropriate covenants that upon the termination of such contract for any cause it will, at the request of such company, eliminate all reference to such company from its corporate name and will not thereafter transact business in a corporate name using the words Legg Mason in any form or combination whatsoever, or otherwise use the words Legg Mason as a part of the Corporation are hereby made binding upon it, its directors, officers, stockholders, creditors and all other persons claiming under or through it.

         NINTH: Net Asset Value. For purposes of the computation of net asset value, as in these Articles of Incorporation referred to, the following rules shall apply:

                           (1) The net asset value of each share of capital stock of the Corporation shall be determined at such times as the Board of Directors shall prescribe by resolution, but at least once each week. In the absence of such a resolution,

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         the net asset value per share shall be determined as of the close of business of the New York Stock Exchange on each business day of the Corporation.

                           (2) The net asset value of each share of capital stock of the Corporation for purposes of redemption shall be as next determined pursuant to paragraphs 1 and 4 of this Article NINTH after receipt by the Corporation of a redemption request in proper form, including surrender of any certificate issued for such share, or if providing to the contrary, such net asset value shall be determined in accordance with any provision of the Investment Company Act of 1940, and rule or regulation thereunder, or any rule or regulation made or adopted by any securities association registered under the Securities Exchange Act of 1934 of which the Corporation is a member.

                           (3) The net asset value of each share of the capital stock of the Corporation for the purpose of the sale of such capital stock shall be as next determined pursuant to paragraphs 1 and 4 of this Article NINTH after receipt and acceptance of any unconditional order therefor by the Corporation, or if providing to the contrary, such net asset value shall be determined in accordance with any provision of the Investment Company Act of 1940, and rule or regulation thereunder, or any rule or regulation made or adopted by any securities association registered under the Securities Exchange Act of 1934 of which the Corporation is a member.

                           (4) The net asset value of each share of the capital stock of the Corporation at any particular time shall be the quotient obtained by dividing the value of the net assets of the Corporation (i.e., the value of the assets of the Corporation less its actual and accrued liabilities exclusive of capital stock and surplus) by the total number of shares of capital stock outstanding. The assets and liabilities of the Corporation shall be determined in accordance with generally accepted accounting principles; provided, however, that in determining the value of the assets of the Corporation for the purpose of obtaining the net asset value, the Board of Directors shall adopt a method of valuation which is in compliance with the

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         provisions of the Investment Company Act of 1940 and the rules and regulations thereunder or with any exemptive order issued by the Securities and Exchange Commission.

                  For the purposes hereof

                           (A) Capital stock subscribed for shall be deemed to be outstanding as of the time any unconditional order is accepted and entered on the books of the Corporation, and the sales price in currency has been determined. The net sales price thereof shall thereupon be deemed to be an asset of the Corporation; and

                           (B) Capital stock for which a proper request for redemption has been made or which are subject to redemption by the Corporation shall be deemed to be outstanding until the time as of which the redemption price is determined. After such time such stock shall be deemed no longer outstanding and until paid, the price thereof shall be deemed to be a liability of the Corporation.

                  (5) In addition to or in lieu of the foregoing, the Board of Directors is empowered, in its absolute discretion, to establish other bases or times, or both, for determining the net asset value of each share of the capital stock of the Corporation.

                  (6) Payment of the net asset value of capital stock of the Corporation for which a proper request for redemption has been made shall be made by the Corporation at such times as the Board of Directors may determine after receipt of such request and surrender of any certificates for such stock to the Corporation for such purpose. Any such payment may be made in portfolio securities of the Corporation and/or in cash, as the Board of Directors shall deem advisable, and no stockholder shall have a right, other than as determined by the Board of Directors, to have his shares redeemed in kind. The amount of any payment to be made in portfolio securities shall be determined by the Board of Directors.

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                  TENTH: Amendments. From time to time any of the provisions of these Articles of Incorporation may be amended, altered or repealed, upon the vote of the majority of the aggregate of the votes entitled to be cast thereon, and other provisions which might under the statutes of the State of Maryland at the time in force be lawfully contained in articles of incorporation may be added or inserted upon the vote of the majority of the aggregate of the votes entitled to be cast thereon, and all rights at any time conferred upon the stockholders of the Corporation by these Articles of Incorporation are granted subject to the provisions of this Article TENTH. The Corporation shall notify the stockholders in its next subsequent regular report to the stockholders of any amendment of these Articles of Incorporation.

                  The term "these Articles of Incorporation" as used herein and in the By-Laws of the Corporation shall be deemed to mean these Articles of Incorporation as from time to time amended and restated.

                  IN WITNESS WHEREOF, I have signed these Articles of Incorporation and acknowledge the same to be my act on the 20th day of January, 1982.

                                            /s/ Richard J. Himelfarb
                                            ------------------------
                                            Richard J. Himelfarb

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